Exhibit 5.1

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard St, P.O. Box 48600 Vancouver, BC, Canada V7X 1T2 T 604.687.5744 F 604.687.1415 blg.com

November 19, 2021

Aurinia Pharmaceuticals Inc.

1203 - 4464 Markham Street

Victoria, British Columbia

V8Z 7X8

Dear Sirs/Mesdames

Re: Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as Canadian counsel to Aurinia Pharmaceuticals Inc., an Alberta corporation (the “Corporation”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Corporation, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (a) a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”); and (b) a sales agreement prospectus (the “Sales Agreement Prospectus”), which covers the offering, issuance and sale by the Corporation of up to a maximum aggregate offering price of $250,000,000 of common shares, without nominal or par value, of the Corporation (“Common Shares”) that may be issued and sold from time to time under a Controlled Equity OfferingSM Sales Agreement dated November 19, 2021, between the Corporation and Cantor Fitzgerald & Co. (such agreement, the “ATM Agreement”, and such shares, the “ATM Shares”).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Corporation of:

•	Common Shares (the “Base Prospectus Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Corporation (the “Trustee”) and the Corporation, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

•

warrants to purchase Common Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Corporation (the “Warrant Agent”) and the Corporation, in the forms filed as Exhibits 4.5 and 4.6 to the Registration Statement, respectively (each, a “Warrant Agreement”); and

•	the ATM Shares.

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation and have not independently verified such matters. In rendering this opinion, we have assumed the genuineness of all signatures; the legal capacity of all individuals; the veracity of the information contained in the foregoing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; that the Corporation has duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with its organizational documents and the laws of Canada; that any Common Shares issued upon conversion of the Debt Securities or exercise of the Warrants will be duly authorized; and that the execution, delivery and performance by the Corporation of its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture do not and will not violate the laws of Canada or any other applicable laws. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture or Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

For purposes of this opinion letter, we have also assumed that: (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded; (b) all securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement filed in the United States; (c) at the time of the issuance of the ATM Shares there will be sufficient common shares authorized and unissued under the Corporation’s then operative articles of amalgamation (the “Articles”) and not otherwise reserved for issuance; (d) at the time of issuance of the ATM Shares, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance; (e) at the time of issuance of the ATM Shares, the Articles and then operative by-laws of the Corporation (the “By-laws” and collectively with the Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; (f) that the issuance, terms, execution and delivery of the ATM Shares: (A) do not result in breaches of, or defaults under, agreements or instruments to which the Corporation is bound or violations of applicable statutes, rules, regulations or court or governmental orders; and (B) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus

Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Corporation and the Trustee by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized by the Corporation and the Warrant Agent by all necessary corporate action; (iv) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Corporation and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (v) any Warrant Agreement has been duly executed and delivered by the Corporation and the Warrant Agent; (vi) the issuance and terms of the Common Shares have been duly authorized by the Corporation by all necessary corporate action; (vii) the issuance and terms of the Debt Securities have been duly authorized by the Corporation by all necessary corporate action; (viii) the issuance and terms of the Warrants have been duly authorized by the Corporation by all necessary corporate action; (ix) the terms of the Common Shares and of their issuance and sale have been duly established in conformity with the Charter Documents and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (x) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, so as to be in conformity with the Corporation’s then operative Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (xi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, so as to be in conformity with the Charter Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (xii) the certificates, if any, for the Common Shares have been duly executed and delivered by the Corporation and authenticated by the Corporation’s transfer agent, as applicable, and delivered against payment therefor; (xiii) the notes representing the Debt Securities have been duly executed and delivered by the Corporation and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor; (xiv) the Warrants have been duly executed and delivered by the Corporation and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then, when the Common Shares shall have been issued, sold and paid for in full in the manner referred to in the Registration Statement, the Base Prospectus or any Prospectus Supplement relating thereto and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion or exercise, as applicable, of any Debt Securities or Warrants in accordance with the terms of such Indenture or Warrant Agreement, including, if applicable, receipt by the Corporation in full of the exercise price, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable; and

2.

provided that: (i) the ATM Shares shall have been issued and sold pursuant to the terms of the ATM Agreement; and (ii) certificates representing the ATM Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Corporation, in each case in accordance with the Charter Documents against payment therefor in an amount determined in accordance with the ATM Agreement for each ATM Share, the ATM Shares will be validly issued, fully paid and non-assessable.

Where this opinion refers to any of the Common Shares as being issued as being “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided.

The foregoing opinions are limited to the laws of the Provinces of British Columbia and Alberta and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. This opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Securities Exchange Commission (the “SEC”) as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the headings “Legal Matters”, “Enforceability of Certain Civil Liabilities” and “Certain Canadian Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is expressed as of the date hereof and unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Borden Ladner Gervais LLP

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